UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2009

MOTORS LIQUIDATION COMPANY

(Exact Name of Registrant as Specified in its Charter)

1-43	DELAWARE	38-0572515
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 665-3994

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 1, 2009, Motors Liquidation Company, formerly known as General Motors Corporation (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors cases are being jointly administered under Case Number 09-50026 (REG) (the “Chapter 11 Proceedings”). On July 10, 2009, the Debtors completed the sale of substantially all of their assets to General Motors Company (“GMCo”).

On September 10, 2009, the Company entered into a settlement agreement with General Motors Company (“GMCo”), the IUE-CWA, the Industrial Division of the Communications Workers of America, AFL-CIO, CLC (the “IUE-CWA”) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (the “USW”) (“Settlement Agreement”). Under the Settlement Agreement, the IUE-CWA and the USW have, as authorized Bankruptcy Code section 1114 and 1113 representatives, agreed to withdraw and release all claims against the Company and GMCo relating to retiree health care benefits and basic life insurance benefits and pursuant to any collective bargaining agreements or otherwise. In exchange, IUE-CWA, USW and any additional listed union that agrees to the terms of the Settlement Agreement will be granted an allowed pre-petition unsecured claim in the Company’s Chapter 11 Proceedings, in the amount of one billion dollars with respect to retiree health and life insurance benefits for the post-age-65 retirees, post-age-65 surviving spouses and under-age-65 retirees or surviving spouses disqualified for retiree health care benefits from GMCo under the Settlement Agreement due to Medicare eligibility.

In addition, GMCo and the Company have jointly agreed to continue providing retiree health care for eligible IUE-CWA and USW retirees in accordance with the terms of the Company Health Care Program for Hourly Employees through December 31, 2009. Pursuant to the Settlement Agreement, GMCo has agreed to assume from the Company the IUE-CWA agreement known as the “Moraine Closure Agreement,” subject to certain modifications. Additionally, GMCo has agreed to provide certain retirement health care and life insurance benefits, as well as certain pension benefits, to certain retirees and surviving spouses represented by the IUE-CWA, USW and any additional listed union that agrees to the terms of the Settlement Agreement. The Settlement Agreement is expressly conditioned upon, and does not become effective until approved by the Bankruptcy Court in the Chapter 11 Proceedings. This summary description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto.

ITEM 9.01	Financial Statements and Exhibits

Number	Description
10.1	Settlement Agreement dated as of September 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY (Registrant)

September 16, 2009	By:	/s/ James Selzer
(Date)		James Selzer
Vice President and Treasurer

EXHIBIT INDEX

Number	Description
10.1	Settlement Agreement dated as of September 10, 2009